                                                                      Exhibit 23


                         Consent of Independent Auditors




Board of Directors
LSB Financial Corp.
Lafayette, Indiana

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 33-98518 and 33-98516) of LSB Financial Corp. of our Independent Auditors's Report, date January 29, 1997, on the consolidated statements of financial condition of LSB Financial Corp. As of December 31, 1995 and 1996 and on the consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, which report is included in Form 10-KSB of LSB Financial Corp. for the year ended December 31, 1996.



                                       /s/ Crowe, Chizek and Company LLP
                                       ---------------------------------------
                                       Crowe, Chizek and Company LLP


Indianapolis, Indiana
March 28, 1997